As filed with the Securities and Exchange Commission on March 31, 2022

Registration Statement No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlas Technical Consultants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0808563
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13215 Bee Cave Parkway Building B, Suite 230

Austin, Texas 78738

(512) 851-1501

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

L. Joe Boyer

Chief Executive Officer

13215 Bee Cave Parkway Building B, Suite 230

Austin, Texas 78738

(512) 851-1501

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Douglas C. Lionberger

James R. Brown

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Tel: (713) 651-2600

Fax: (713) 651-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 31, 2022
PRELIMINARY PROSPECTUS

Atlas Technical Consultants, Inc.
Class A Common Stock

2,078,300 Shares of Class A Common Stock

The selling security holders of Atlas Technical Consultants, Inc. (formerly known as “Boxwood Merger Corp.”) (the “Company,” “Atlas,” “we,” “our” or “us”) named in this prospectus or their permitted transferees may offer and sell up to 2,078,300 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”).The selling security holders may offer, sell or distribute the securities included in this prospectus publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of Class A common stock owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these shares of Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling security holders will bear all commissions and discounts, if any, attributable to their sale of the shares of Class A common stock.

The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides you with a general description of these securities and the general manner in which the selling security holders will offer the securities. When securities are offered, the selling security holders, as applicable, may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering and the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. We provide more information about how the selling security holders may sell the securities in the section entitled “Plan of Distribution” beginning on page 7. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

Our Class A common stock is traded on The NASDAQ Stock Market (“NASDAQ”) under the symbol “ATCX”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement, and “Risk Factors” in the documents incorporated by reference herein before you make an investment in our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Atlas Technical Consultants, Inc. and our securities. The selling security holders may use the shelf registration statement to sell up to an aggregate of 2,078,300 shares of Class A common stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling security holders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. The selling security holders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling security holders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No offer of these securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this report. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto;

●	the adequacy of our efforts to mitigate cybersecurity risks and threats, especially with employees working remotely due to the COVID-19 pandemic;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business, as a result of which they would then receive expense reimbursements;

●	our public securities’ potential liquidity and trading;

●	changes adversely affecting the business in which we are engaged;

●	the risks associated with cyclical demand for our services and vulnerability to industry and regional and national downturns;

●	fluctuations in our revenue and operating results;

●	unfavorable conditions or further disruptions in the capital and credit markets;

●	our ability to generate cash, service indebtedness and incur additional indebtedness;

●	competition from existing and new competitors;

●	our ability to integrate any businesses we acquire and achieve projected synergies;

●	our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures;

●	risks related to legal proceedings or claims, including liability claims;

●	our dependence on third-party contractors to provide various services;

●	our ability to obtain additional capital on commercially reasonable terms to fund acquisitions, expansions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

●	safety and environmental requirements and other governmental regulations that may subject us to unanticipated costs and/or liabilities;

●	general economic conditions and demand for our services; and

●	our ability to fulfill our public company obligations.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

INFORMATION ABOUT THE COMPANY

Overview

Headquartered in Austin, Texas, Atlas Technical Consultants, Inc. (the “Company”, “we”, or “Atlas” and formerly named Boxwood Merger Corp. (“Boxwood”)) is a leading provider of professional testing, inspection, engineering, environmental, program management and consulting services, offering solutions to public and private sector clients in the transportation, commercial, water, government, education, industrial, healthcare and power markets. Our customers include government agencies (federal, state and local), quasi-public entities, schools, hospitals, utilities and airports, as well as private sector clients across many industries.

With approximately 145 offices located throughout the United States, we provide a broad range of mission-critical technical services, helping our clients test, inspect, plan, design, certify and manage a wide variety of projects across diverse end markets.

We act as a trusted advisor to our clients, helping clients design, engineer, inspect, manage and maintain civil and commercial infrastructure, servicing existing structures as well as helping to build new structures. However, we do not perform any construction and do not take any direct construction risk.

We provide a broad range of mission-critical technical services, ranging from providing inspection services in small projects to managing significant aspects of large, multi-year projects. For the year ended December 31, 2021, we:

●	performed approximately 40,500 projects, with average revenue per project of less than $10,000; and

●	delivered approximately 90% of our revenue under “time & materials” and “cost-plus” contracts.

We have long-term relationships with a diverse set of clients, providing a base of repeating clients, projects and revenues. Approximately 90% of our revenues were derived from clients that have used our services at least twice in the past three years and more than 95% of our revenues were generated from client relationships longer than ten years, with greater than 25% of revenues generated from relationships longer than thirty years. Examples of such long-term customers include the Georgia and Texas Departments of Transportation, U.S. Postal Service, U.S. Environmental Protection Agency, Gwinnett County Georgia, New York City Housing Authority, Stanford University, Port of Oakland, United Rentals, Inc., Speedway, Walmart Inc., and Apple Inc.

Our services require a high degree of technical expertise, as our clients rely on us to provide testing, inspection and quality assurance services to ensure that structures are designed, engineered, built and maintained in accordance with building codes, regulations and the highest safety standards. As such, our services are delivered by a highly-skilled, technical employee base that includes engineers, inspectors, scientists and other field experts. As of December 31, 2021, our technical staff represented nearly 80% of our approximately 3,450 employees. Our services are typically provided under contracts, some of which are long-term with long lead times between when contracts are signed and when our services are performed. As such, we have a significant amount of contracted backlog, providing for a high degree of visibility with respect to revenues expected to be generated from such backlog. As of December 31, 2021, our contracted backlog was estimated to be approximately $808 million.

For the year ended December 31, 2021, we recognized approximately $538.8 million of gross revenues, ($29.7) million of net (loss), and $73.2 million of adjusted EBITDA.

Company History

Since our inception, we have strategically strengthened our capabilities and widened our footprint through organic growth and acquisitions of premier national and large regional technical service companies to create an industry-leading platform. Prior to the consummation of the Atlas Business Combination (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview”), in 2017, we sequentially acquired three regional market leaders in each of Texas (PAVETEX Engineering LLC), Georgia (Moreland Altobelli Associates, LLC), and California (Consolidated Engineering Laboratories (“CEL”)). These businesses established our core services and capabilities. In 2018, we further augmented our core services and regional leadership through the acquisitions of Piedmont Geotechnical Consultants (Georgia) and SCST, Inc. (California). In January 2019, we acquired ATC Group Services LLC, an environmental and engineering consulting services company with over 1,700 employees across North America. In the year-ended December 31, 2020, we acquired: (i) Long Engineering LLC (“LONG”), a land surveying and engineering company headquartered in Atlanta, Georgia; (ii) Alta Vista Solutions (“Alta Vista”), a key provider of transportation-related testing and inspection services headquartered in Oakland, California; and (iii) WesTest LLC (“WesTest”), a key provider of transportation-related testing and inspection services headquartered in Lakewood, Colorado. In the year-ended December 31, 2021, we acquired (i) Atlantic Engineering Laboratories, Inc. and Atlantic Engineering Laboratories of New York, Inc. (“AEL”), a full-service materials testing and inspection firm providing on-site quality control and quality assurance services in New York and New Jersey and (ii) O’Neill Services Group (“O’Neill”), a quality assurance and environmental services firm that services clients throughout the Pacific Northwest. As a result of these acquisitions of key providers of technical services, we continue to expand our national platform.

Prior to February 14, 2020, Boxwood was a special purpose acquisition company incorporated in Delaware on June 28, 2017. On February 14, 2020, the Company consummated the Atlas Business Combination pursuant to the Purchase Agreement. Following the consummation of the Atlas Business Combination, the combined company is organized in an “Up-C” structure in which the business of Atlas Intermediate Holdings LLC (“Atlas Intermediate”) and its subsidiaries is held by Atlas TC Holdings LLC (“Holdings”) and will continue to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets will consist of Holdings Units. The Company is the sole manager of Holdings in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Holdings (the “Holdings LLC Agreement”) entered into in connection with the consummation of the Atlas Business Combination.

Company Information

Our principal executive offices are located at 13215 Bee Cave Parkway Building B, Suite 230 Austin, Texas 78738 and our telephone number is (512) 851-1501. Our website is www.oneatlas.com. The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment in the offered securities.

USE OF PROCEEDS

The common units to be offered and sold using this prospectus will be offered and sold by the selling unitholders named in this prospectus or in any supplement to this prospectus. We will not receive any of the proceeds from the sale of common units by the selling unitholders.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, up to 2,078,300 shares of Class A common stock. The selling security holders received 1,228,401 shares of Class A common stock in connection with previously completed acquisitions and are eligible to receive up to an additional 829,899 shares of Class A common stock in potential earn-out consideration in the future. The term “selling security holders” includes the stockholders listed in the table below and their permitted transferees.

The following table provides, as of March 30, 2022, information regarding the beneficial ownership of and Class A common stock held by each of the selling security holders, the number of shares of Class A common stock that may be sold by each selling security holder under this prospectus and that each selling security holder will beneficially own after this offering.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. Please read “Plan of Distribution.” For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling security holders and further assumed that the selling security holders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

No offer or sale under this prospectus may be made by a selling security holder unless that selling security holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling security holders.

We may amend or supplement this prospectus from time to time in the future to update or change this selling security holders list and the securities that may be resold.

We will bear all costs, fees and expenses incurred in connection with the registration of the Class A common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the Class A common stock, which will be borne by the selling security holders.

None of the selling security holders is a broker-dealer registered under Section 15 of the Exchange Act, nor an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships and Related Party Transactions” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Security Holder	Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus	Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Project Azimuth LLC(1)	750,000	750,000	⸺	⸺
Karen George(2)	79,700	79,700	⸺	⸺
Jing Li(2)	1,115,800	1,115,800	⸺	⸺
Xin Li(2)	66,400	66,400	⸺	⸺
Austin Provost(2)	66,400	66,400	⸺	⸺

(1)

Represents shares of Class A common stock that were received in connection with a previously completed acquisition as well as potential earnout shares that may be issued in the future. The principal business address of Project Azimuth LLC is 1261A 120th Ave NE, Bellevue, WA 98005-2121.

(2)

Karen George, Jing Li, Xin LI and Austin Provost’s shares are comprised of Class A common stock. that were received in connection with a previously completed acquisition as well as potential earnout shares that may be issued in the future. The principal business address of Karen George, Jing Li, Xin Li and Austin Provost is c/o Atlas Technical Consultants, Inc., 13215 Bee Cave Parkway Building B, Suite 230, Austin, Texas 78738.

Each time a selling security holder sells any securities offered by this prospectus, such selling security holder is required to provide you with this prospectus and, to the extent not described in this prospectus, a related prospectus supplement containing specific information about such selling security holder and the terms of securities being offered in the manner required by the Securities Act. The prospectus supplement, if required, will set forth the following information with respect to the applicable selling security holder:

●	the name of the applicable selling security holder;

●	the nature of any position, office or other material relationship that such selling security holder has had within the last three years with us, our predecessors or any of our affiliates;

●	the number of shares of common stock owned by such selling security holder prior to the offering;

●	the amount of common stock to be offered for such selling unitholder’s account; and

●	the amount and (if one percent or more) the percentage of common stock to be beneficially owned by such selling security holder after the completion of the offering.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling security holder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

The selling security holders may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

●	on the NASDAQ, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

●	“at the market” or through market makers or into an existing market for the securities; and

●	through a combination of any of these methods or any other method permitted by applicable law.

The selling security holders, or agents designated by us or the selling security holders, may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ or any other exchange or market.

The selling security holders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. The selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. We may sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.

The selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a selling security holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of securities being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price;

●	the estimated net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements; and

●	other material terms of the offering.

In addition, upon being notified by a selling security holder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

The selling security holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling security holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Resale of Class A Common Stock by Selling Security Holders

We are also registering the resale by the selling security holders of shares of Class A common stock. The selling security holders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock on the NASDAQ or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling security holders may use any one or more of the following methods, when and if permitted, when disposing of their shares of Class A common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwriting transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price;

●	distribution to members, limited partners or stockholders of selling security holders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders who are not subject to our insider trading policy may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling security holders who are not subject to our insider trading policy may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling security holders who are not subject to our insider trading policy may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the shares of Class A common stock offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares of Class A common stock being offered by the selling security holders named herein.

The selling security holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our shares of Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling security holder wants to sell its shares of Class A common stock under this prospectus in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12 of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder in which states our securities are exempt from registration for secondary sales.

Any person who purchases securities from a selling security holder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling security holders (and each selling security holder’s officers and directors and each person who controls such selling security holder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling security holder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the shares of Class A common stock covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the shares of Class A common stock offered hereby will be paid by the selling security holders.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of certain material provisions of our capital stock, including preferred securities, does not purport to be complete. You should refer to our certificate of incorporation, as amended (our “A&R Charter”) and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our A&R Charter authorizes the issuance of 501,000,000 shares of capital stock, consisting of (x) 500,000,000 authorized shares of common stock, including (1) 400,000,000 authorized shares of Class A common stock, (2) 100,000,000 authorized shares of Class B common stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. As of March 29, 2022, there were 35,115,892 shares of Class A common Stock outstanding; (b) 3,333,893 shares of Class B common stock outstanding; and (c) no shares of preferred stock outstanding.

Common Stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our A&R Charter or our bylaws, or as required by the applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our outstanding shares of common stock that are voted is required to approve any such matter voted on by our stockholders. The Board is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted in the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Class B common stock

The Class B common stock is a voting, non-economic class of common stock, with a par value of $0.0001 per share. Holders of the Class B common stock vote together as a single class with holders of our Class A common stock on all matters properly submitted to a vote of the stockholders. The holders of Class B common stock generally have the right to cause Holdings to redeem all or a portion of their common units of Holdings Units in exchange for shares of Class A common stock or, at Holdings’ option, an equivalent amount of cash. Upon the future exchange of Holdings Units held by any holder of Class B common stock, a corresponding number of shares of Class B common stock held by such holder of Class B common stock will be cancelled. Our A&R Charter provides that Class B common stock is not be entitled to receive dividends, if declared by the Board, or to receive any portion of any assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock will possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B common stock are not entitled to share in any such dividends or other distributions. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, under the terms of our debt agreements, our ability to declare dividends is restricted.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of Class A common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of any then-outstanding preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of the Company. Holders of Class B common stock are not entitled to receive any portion of any such assets in respect of their shares of Class B common stock.

Preemptive or Other Rights

The Company’s stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

The Board is classified into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I held office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Preferred Stock

Our A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Certain Anti-Takeover Provisions of Delaware Law

Our A&R Charter, bylaws, the Nomination Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of the Board or taking other corporate actions, including effecting changes in our management. For instance, the Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

Our A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders;

●	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our A&R Charter or our bylaws; or

●	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our A&R Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable

Transfer Agent

The transfer agent for our Class A common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS

Winston & Strawn LLP, Houston, Texas, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Atlas Technical Consultants, Inc. (the “Company”) included in its Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.oneatlas.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing and prior to effectiveness of the registration statement that contains this prospectus, after the date on which the registration statement that contains this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated, and prior to the time that all the securities offered by this prospectus have been sold by the selling security holders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

●	the description of our Class A common stock set forth in our registration statement on Form 8-A12B filed on November 14, 2018 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

13215 Bee Cave Parkway Building B, Suite 230
Austin, Texas 78738
(512) 851-1501

Atlas Technical Consultants, Inc.

2,078,300 Shares of Class A Common Stock

Prospectus

              , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale or resale of the securities being registered hereby.

SEC registration fee	$2,444,.84
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	$2,444.84

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “Blue Sky” laws. The selling security holders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Charter contains provisions that limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the Company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our Charter and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into, and expect to continue to enter into, agreements to indemnify our directors, executive officers and other employees as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.

Item 16. Exhibits.

Exhibit Number	Description
4.1	Specimen Class A common stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228018), filed with the SEC on November 15, 2018).
5.1*	Opinion of Winston & Strawn LLP
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm of Atlas Technical Consultants, Inc.
23.2*	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).*
107.1*	Calculation of Filing Fee Table

*	Filed herewith

**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement

***	To be filed separately in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on March 31, 2022.

Atlas Technical Consultants, Inc.

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Joe Boyer David D. Quinn and Walter Powell, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ L. Joe Boyer	Chief Executive Officer and Director	March 31, 2022
L. Joe Boyer	(Principal Executive Officer)

/s/ David D. Quinn	Chief Financial Officer	March 31, 2022
David D. Quinn	(Principal Financial Officer)

/s/ Walter Powell	Chief Accounting Officer	March 31, 2022
Walter Powell	(Principal Accounting Officer)

/s/ Brian Ferraioli	Chairman and Director	March 31, 2022
Brian Ferraioli

/s/ R. Foster Duncan	Director	March 31, 2022
R. Foster Duncan

/s/ Thomas Henley	Director	March 31, 2022
Thomas Henley

/s/ Leonard K. Lemoine	Director	March 31, 2022
Leonard K. Lemoine

/s/ Raquel G. Richmond	Director	March 31, 2022
Raquel G. Richmond

/s/ Collis Temple	Director	March 31, 2022
Collis Temple

/s/ Daniel Weiss	Director	March 31, 2022
Daniel Weiss

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